Exhibit 99.1

Digimarc Corporation Completes Acquisition of EVRYTHNG Ltd.

The acquisition unites the world’s most powerful product identification engine with the industry’s most advanced product intelligence cloud platform

BEAVERTON, Ore. – January 3, 2022 – Digimarc Corporation (Nasdaq: DMRC), creator of Digimarc watermarks that are driving the next generation of digital identification and detection-based solutions, announced today it has successfully completed its previously announced acquisition of the Product Cloud company EVRYTHNG Ltd, based in London, UK.

As EVRYTHNG becomes part of Digimarc, it enables a complete solution set for customers, combining the best form of identification with the best cloud platform for gaining and managing the intelligence unlocked by that identification of objects.

“This acquisition is transformative to our business,” explains Digimarc CEO Riley McCormack. “EVRYTHNG’s market-leading product cloud offering provides Digimarc entrée into a potentially enormous market at the cusp of inflection, powers up our ability to sell robust, fully-integrated solutions that no one else can offer, and provides future cross-selling opportunities by providing more on-ramps to our dual platforms. In addition to adding 65 talented and passionate individuals to our team, we can leverage the complementarity of our geographic presence, expanding our ability to serve our increasingly-global customer base while also increasing our ability to attract and retain the best talent world-wide.”

EVRYTHNG is the market leader and pioneered the Product Cloud category, linking every product item to its Active Digital Identity™ on the web and joining-up product data across the value chain for visibility, validation, real time intelligence and connection with people.

From enabling more sustainable, more transparent and more secure supply chains to empowering consumers to verify the authenticity of products and recyclability of its packaging, combining Digimarc’s unique means of identification with the EVRYTHNG Product Cloud® makes it possible to gather and apply traceability data from across the product lifecycle, unlocking end-to-end visibility and authenticity through item-level, real-time intelligence and analytics.

The acquisition expands the geographic footprint for both companies. EVRYTHNG, based in London with offices in New York, Beijing, Minsk, and Lausanne is finding much success in North America. Conversely, Digimarc, based in the Portland, Oregon area, has a growing customer base across Europe.

Additional Transaction Details

Upon completion of the acquisition, Digimarc acquired all of EVRYTHNG’s outstanding share capital and EVRYTHNG became a wholly owned subsidiary of Digimarc. Additional details and information about the terms and conditions of the acquisition will be available in a current report on Form 8-K to be filed by Digimarc with the Securities and Exchange Commission.

Forward Looking Statements

This press release may be deemed to contain forward-looking statements relating to Digimarc’s expectations, plans, and prospects, including expectations relating to the benefits that may be derived from the transaction. These forward-looking statements are based upon the current expectations of Digimarc’s management as of the date of this release and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the potential impact on Digimarc’s business due to the completion of the acquisition, changes to EVRYTHNG’s financial condition (including any unknown or unexpected liabilities), risks related to the integration of the companies, and general economic conditions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. The forward-looking statements included herein are made only as of the date hereof, and Digimarc undertakes no obligation to revise or update any forward-looking statements for any reason.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a pioneer and leader in digital watermarking solutions and the automatic identification of media, including packaging, commercial print, and digital images. Digimarc helps customers drive efficiency, accuracy and security across physical and digital supply chains. Visit www.digimarc.com and follow us on LinkedIn and Twitter to learn more.

About EVRYTHNG

The EVRYTHNG Product Cloud® helps global consumer product brands run their businesses differently by knowing what their products know. The EVRYTHNG Product Cloud® links every product item to its Active Digital Identity™ on the web—joining-up product data at every point in the value chain for visibility, validation and real-time intelligence and to connect with people. EVRYTHNG is a World Economic Forum Global Innovator. Its founders originated the Web of Things. Learn more at EVRYTHNG.com and @EVRYTHNG.

Company contact:

Lara Burhenn

Lara.Burhenn@digimarc.com

+1 503-469-4704

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